Exhibit 99.2

PHH Corporation Third Quarter 2009 Earnings Conference Call November 5, 2009 Exhibit 99.2

Important Disclosures Forward-Looking Statements Statements in this presentation that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans," "potential," "may increase," "may result," "will result," "may fluctuate," "run rate," "outlook," and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical facts. Certain factors that could cause actual results, performance or achievements to differ materially from those expressed in such forward-looking statements are described under the headings "Cautionary Note Regarding Forward- Looking Statements" and "Risk Factors" in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as those risk factors included in our Current Report on Form 8-K/A filed with the Securities Exchange Commission on September 23, 2009. Investors are cautioned not to place undue reliance on any forward-looking statements. Except for our ongoing obligations to disclose material information under the federal securities laws and applicable stock exchange listing standards and unless otherwise required by applicable law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events. Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ended September 30, 2009 (unaudited).

In Q309, solid operating performance in Mortgage Production and Fleet Management Services segments was more than offset by valuation adjustments on MSRs in Mortgage Servicing segment Net loss of $(52)M, versus net loss of $(84)M for the year earlier period Loss per share of $(0.94) Results impacted by reduction in fair value of MSRs of $(186)M YTD 2009 net income of $56M Compared to net loss of $(38)M for the year earlier period Earnings per share of $1.03 ($1.02 on fully diluted basis) Reflects ongoing focus on G&A efficiencies, with approximately $40M in cost savings YTD 2009 compared to 2008 Overview of Q309 and YTD 2009 Results

Mortgage Production Segment Results Strong segment profit of $46M for the quarter and $241M for YTD 2009 driven by: $9B in production volume for the quarter and $29B for YTD 2009 Weighted-average pricing margins favorable at 121 bps for the quarter, as expected, and 161 bps YTD Purchase closing volumes were 50% of total volumes for Q309 Mortgage rates for borrowers remained near historic lows

Pricing Margin and Volume Weighted-Average Pricing Margin shown above reflects the market price of the loan at the time of interest rate lock commitment relative to our basis including an expected cost of hedging the loan plus any net interest carry to be earned prior to sale as well as any discount points paid by the borrower. Excluded from margin is the base servicing value, borrower paid fees (other than discounts) and the cost of originating the loan.

Mortgage Production Segment Outlook Margins remain steady into Q409 Refinance volumes have thus far slowed during Q409, with a short spike in the first half of October as primary rates dropped Outlook of $36B-$39B in production volume for full year 2009 New client pipeline remains strong Signed a major new account with $1.5B of potential annualized origination volume We expect to begin taking applications during the 1st quarter of 2010 Mortgage Production priorities include: Improving processes and the customer experience Adding new client relationships Expanding existing relationships in private label and real estate

Mortgage Servicing segment loss of $(139)M for Q309 and $(171)M YTD, driven by: Change in fair value of MSRs of $(186)M for Q309 and $(294)M YTD Market-related valuation adjustments of $(89)M for Q309 and $15M YTD Credit-related valuation adjustments of $(31)M for Q309 and $(66)M YTD Actual prepayments and receipts of recurring cash flows of $(66)M for Q309 and $(243)M YTD Credit-related charges of $35M for Q309 and $95M YTD Earnings also affected by lower earnings on escrow balances due to lower short-term rates Declines in average one-month LIBOR was 235 bps and 247 bps in Q309 and YTD 2009 compared to the respective 2008 period resulted in $13M and $58M less interest income, respectively Loans in foreclosure or bankruptcy and real estate owned were 2.65% as of 9/30/09, compared to 1.72% as of 9/30/08 High unemployment and extended recession continue to impact loan servicing portfolio performance Mortgage Servicing Segment Results

Mortgage Servicing Portfolio Delinquencies While servicing portfolio performance continues to be favorable to the industry, delinquency trends continue to increase Trend is likely to continue into 2010, highly dependent upon unemployment levels

We continued to add to reserves ahead of realized losses for both foreclosure-related and reinsurance- related reserves Credit-Related Reserves

Mortgage Servicing Segment Outlook Mortgage Servicing segment results for the remainder of 2009, assuming stable interest rate environment, expected to be impacted by: Low short-term interest rates limiting escrow earnings Unemployment levels and lack of home price stability on servicing portfolio We expect to continue to create high value, low note rate MSRs

Fleet Management Services Segment Results Segment profit of $14M for Q309 and $39M for YTD 2009 Reduced service volumes and new vehicle purchases year over year partially offset by lower than expected financing costs Fleet Management Services segment has made significant progress: Reducing the impact of the interest rate basis risk on the underlying lease portfolio Executing new leases at market rates Driving efficiencies to improve service delivery to customers Global Six Sigma & Business Improvement Award Equipment Leasing and Finance Association's Operation and Technology Award

Fleet Management Services Segment Outlook Segment profit outlook for full year 2009 revised upward to $42M-$45M from $30M-$40M Lease margins continue to improve as expiring leases are replaced with re-priced units Focus is on client retention and new business development Continue to drive innovation for our clients and seize new revenue opportunities

Funding Update Excellent progress on strengthening Fleet funding $910M issuance of Chesapeake securities in September $850M TALF eligible $60M of subordinated notes Canadian Secured Credit Facility having positive impact on ABS market in Canada Bids from bank conduits and private investors appear to be returning in the U.S. and Canada Liquidity outlook remains very positive Warehouse facilities believed to be sufficient to support expected needs of our Mortgage Production segment

Unsecured Funding Summary Completed offering in September of $250M of 4% convertible senior notes due 2014 Net proceeds of $211M used to pay down revolving credit facility Unsecured committed credit availability was $501M at 9/30/09 Improvement of $249M from 6/30/09 Senior Unsecured Credit Ratings currently BB+/Ba2/BB+ Total Debt to Tangible Net Worth was 4.1x at 9/30/09 10.0x maximum allowed under our financial covenants Approximately $538M pre-tax cushion under our minimum net worth covenant at end of Q309

Funding Summary ($ in Millions) Focused on continuing to broaden and strengthen funding while being opportunistic as credit markets permit

Appendix

Mortgage Production Segment 2009 Annualized Potential Profitability Sensitivity The projected 2009 results presented in the matrix above are representative of normalized results of operations for the production segment and assume an annualized volume level and an average margin for that annualized volume. Consistent with a normalized result it assumes there is no mark-to-market adjustments for loans held for sale such as scratch and dent, second lien and jumbo loans. Volumes and margins at any point in time or over a shorter time period may vary materially from those annualized assumptions. Other market factors may result in actual production segment results differing materially from the normalized results presented above. We believe the matrix continues to provide an approximation of the segment profitability, on an annualized basis, utilizing the following basic assumptions: (i) break even for the business is $27B in closings assuming margin of 80 bps; (ii) each additional $1B in closing volume would be expected to generate approximately $8-14M in segment profit at 80 bps; and (iii) loans closed to be sold is assumed at roughly 2/3 of total closings and margins in excess of 80 bps can be applied to the volume of loans closed to be sold. Revenues are recognized throughout the origination process from the interest rate commitment date through the date of sale. Comparison of quarterly periods may be distorted relative to the annualized period presented due to the potential effects of revenue recognition timing. The projected results presented above may vary by the greater of $5 million or 20% in either direction due to factors that impact results in ways that may not be predictable.

Mortgage Recourse & Reserves Off balance sheet recourse UPB includes the loans serviced by PHH that have been specifically identified with recourse to PHH. In addition to the identified $248M of UPB with recourse obligations, the $48M reserve contemplates additional loans not yet specifically identified as recourse obligations.

As of 9/30/09, Atrium had $278M in restricted cash held in trust to pay claims Atrium paid reinsurance claims of $1M in Q309 Additionally, Atrium made a $4 million payment upon commutation of a reinsurance agreement Reserves established at $113M as of 9/30/09 Projections as of 9/30/09: Future premium income of $105M on loans reinsured Future paid losses of $210M, all from book years 2004 - 2009 Cash and future premiums currently expected to be more than adequate to cover expected losses Loss projections are based on a variety of assumptions, including the characteristics of the current reinsured portfolio, historical loss experiences (loss curves) based on industry data, projected home price declines, projected unemployment rates, projected prepayment levels and other factors. Atrium's only active reinsurance agreement as of 9/30/09 expected to be in runoff after 12/31/09 Atrium Reinsurance